SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[ ] Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material under Rule 14a-12.

                                   Nettaxi.com
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                (Name of Registrant as Specified in its Charter)

                        SEEDLING TECHNOLOGIES CORPORATION
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   (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------------
     (5) Total fee paid:
     -----------------------------------------------------------------------

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:______________________________________________
     (2) Form, Schedule or Registration Statement No.:________________________
     (3) Filing Party:________________________________________________________
     (4) Date Filed:__________________________________________________________


                                    Filed by
                        SEEDLING TECHNOLOGIES CORPORATION
         Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

                        Subject Company: Nettaxi.com Inc.

                          Commission File No. 000-26109

Although the following press release and related document is being filed asother soliciting material pursuant to Rule 14a-12, this filing does notconstitute an admission by the filing person that these materials constitute asolicitation of proxies.

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[address here]


Dear _____________,                                    September _________, 2001


         Together with you, we are shareholders of Nettaxi.com, Inc. (NTXY). Seedling is the beneficial owner of 1600 shares of NTXY common stock. I am writing today to all Nettaxi shareholders to bring to your attention the fact that, although non-management shareholders own over 90% of this company, we have never been allowed by management the opportunity to elect or ratify our representatives to Nettaxi's Board of Directors. According to Nettaxi's by-laws and Nevada state statutes, Nettaxi is required to annually hold a shareholders meeting to elect directors. However, a shareholders meeting has never been called for this or any other purpose since Nettaxi became publicly traded in September of 1998. The time has come for Nettaxi's owners - the shareholders - to exercise their rights, and I urge all fellow Nettaxi shareholders to demand, along with us, that a shareholders meeting be held immediately to elect a Board that will hold management accountable for the performance of the company.

         Since September of 1998 the Board of Directors, controlled by Robert Rositano and Dean Rositano, has allowed the CEO and President (also Robert Rositano and Dean Rositano) to spend over $14.4 million of shareholders' money (according to the FY 2001 10K) on an admittedly failed business model while increasing each of their salaries and bonuses by 281%, from $95,917 in 1998 to $364,933 for fiscal year 2000. This does not include the 2.2 million stock options they have awarded themselves. They have authorized these compensation increases to themselves while our company's stock had dropped by 99.7%, from its all time high of $29.5 per share on April 14, 1999 to under ten cents as of September 25, 2001 and 98% since the stock started trading in September of 1998 at $4.938. What's more, the Rositano brothers and other Rositano family members have sold more than 1,100,000 shares of NTXY, reaping a windfall we estimate to be over $4,500,000 for their own accounts (source ThompsonFN.com and InsiderTrader.com).

                                              Dean and Robert Rositano's
          NTXY Share Price                   Individual Cash Compensation
------------------------------------   ----------------------------------------
  [graphic showing NTXY daily stock      [graphic showing cash base salary and
  price from September 30, 1998 to      cash bonus of Dean and Robert Rositano
         September 25, 2001]            for fiscal years 1998, 1999, and 2000]
         (Source Nasdaq.com)                    (Souce NTXY FY2000 10K)


         Nettaxi's directors and management are supposed to fairly represent the interests of its shareholders, but unless we stand up and demand accountability, my opinion is that this pattern is likely to continue into dissolution of the company. I believe that the Rositanos have shown more interest in their own compensation than in maximizing shareholder value.

         Please take a minute to sign the attached Demand For Shareholders Meeting letter and return it as soon as possible in the enclosed postage-paid envelope. No matter the size of your holdings of NTXY shares, your voice will be heard. Should you have any questions or comments whatsoever, feel free to call us at 800-893-8894 or go to our website at www.seedling.net. We appreciate your support in turning Nettaxi around!


Respectfully,




Paul R. Peterson
President
Seedling Technologies Corporation

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

         Seedling assists in the restructuring of troubled public technology companies that are in need of new management and new direction. We feel strongly about public shareholder rights advocacy, and the necessary pressures that organized shareholders can (and should) bring to bear on under-performing public technology companies. Confrontation is a part of turnarounds; often, conflict is required in taking back control of shareholder assets from people who lack a respect for the core tenets of corporate governance. Your participation in this process is greatly appreciated by Seedling, and all of our fellow shareholders of Nettaxi. We welcome your questions, comments and suggestions, and thank you for taking the time to work with us for all of us.



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This letter does not constitute a request for a proxy. You will receive a definitive proxy statement the same time as a proxy is requested from you. You should carefully read the proxy statement when it is available, because it contains important information. You may obtain a copy of the proxy statement free, when available from the SEC website at www.sec.gov.

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

Dean Rositano
President
Nettaxi.Com Inc.
C/O Seedling Technologies
519 SW 3rd Ave., Ste. 805
Portland, OR  97204



Dear Mr. Rositano

         Pursuant to the Nevada Revised Statutes sections 78.345 and 78.330, and
Article II Section 2 of the By-Laws of Nettaxi.com, Inc. I hereby demand that a special meeting of stockholders be immediately called for the purpose of electing members of Nettaxi's Board of Directors.

         I hereby certify that as of the date of this letter I am the beneficial owner of or I have voting control over __________ shares of the common stock of Nettaxi.com, Inc. (OTCBB: NTXY).


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Signature                                                     Date



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Name (printed or typed)

Address:

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Phone Number:

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